Exhibit 10 (d)

AMENDMENT NO. 3

to the

NORTHERN EMPIRE BANCSHARES
1997 STOCK OPTION PLAN


     This Amendment No. 3 to the Northern Empire Bancshares 1997 Stock Option Plan ("Plan") is adopted by the Board of Directors of Northern Empire Bancshares ("Company") with reference to the following:

RECITAL

     The Board of Directors of the Company desires to amend the Plan to provide that an option granted as a Nonstatutory Stock Option may be transferred by the Optionee to a "Family Member," as permitted by the Rules of the California Commissioner of Corporations regarding stock options and, if applicable, to the extent provided in the Notice of Grant and Option Agreement with respect to such Option.

     THEREFORE, the Plan is hereby amended as follows:

     1. In Paragraph 2, "Definitions," a new subsection (n) is added to read as follows:

     "(n)     "Family Member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests."

     2. The remaining subsections of Paragraph 2 are renumbered accordingly.

     3. Section 11 of the Plan is hereby amended to read in full as follows:

     "11. Transferability of Options. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. A Nonstatutory Stock Option may be transferred or disposed of only by will, by the laws of descent and distribution, by gift, or by domestic relations order to a "Family Member," as defined in the Plan."